Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249512 on Form S-8 of our reports dated April 28, 2022, relating to the financial statements of Dada Nexus Limited (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 28, 2022